SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               -------------------

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): January 31, 2006

                         VOLT INFORMATION SCIENCES, INC.
                         -------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

          New York                      1-9232                   13-5658129
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(State or Other Jurisdiction         (Commission              (I.R.S. Employer
      of Incorporation)              File Number)            Identification No.)


560 Lexington Avenue, New York, New York                                 10022
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(Address of Principal Executive Offices)                              (Zip Code)


                                 (212) 704-2400
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              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
              ----------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01         AMENDMENT OF A MATERIAL DEFINITIVE AGREEMENT.

         On January 17, 2006, Volt Information Sciences, Inc., Volt Funding Corp. and Three Rivers Funding Corporation amended that certain Receivables Purchase Agreement dated as of April 12, 2002, as amended by a First Amendment to Receivables Purchase Agreement dated as of June 3, 2002, a Second Amendment to Receivables Purchase Agreement dated as of March 31, 2004 and a Third Amendment to Receivables Purchase Agreement dated as of April 8, 2005 (as amended, the "Receivables Purchase Agreement") to provide that the expiration date of the Receivables Purchase Agreement shall be extended from April 2, 2007 to April 2, 2008 and to increase the accounts receivable securitization program from $150 million to $200 million. The amendment became effective on January 31, 2006.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits:

                  99.1 Fourth Amendment to Receivables Purchase Agreement dated as of January 17, 2006 among Volt Funding Corp., Three Rivers Funding Corporation and Volt Information Sciences, Inc.

                  99.2     Press Release dated February 3, 2006.

                                S I G N A T U R E

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             VOLT INFORMATION SCIENCES, INC.


Date:  February 6, 2006      By: /s/ Jack Egan
                                 -----------------------------------------------
                                 Jack Egan, Vice President, Corporate Accounting